EXHIBIT 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated February 4, 2000 with respect to Dreyfus U.S. Treasury Short Term Fund and our report dated January 4, 2000 with respect to Dreyfus Short-Intermediate Government Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Short-Intermediate Government Fund.

/s/ ERNST & YOUNG LLP

New York, New York
October 31, 2000